EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Soligenix, Inc.

We consent to the use in this Registration Statement on Form S-1/A (Registration No. 333-157322), of our report dated March 31, 2010 relating to the consolidated financial statements of Soligenix, Inc. and subsidiaries and to the reference to our firm under the heading “Experts” which is a part of this registration statement.

/s/Amper, Politziner & Mattia, LLP

Edison, New Jersey
April 28, 2010